UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

Amendment No. 3
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

CAPITAL CITY BANK GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 671-0300

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K/A
CURRENT REPORT

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 21, 2007, Capital City Bank Group, Inc. (the “Company”) filed Amendment No. 2 (the “Second Amendment) to its Current Report on Form 8-K dated December 21, 2006. The Second Amendment announced that (1) KPMG LLP (“KPMG”) completed its audit of the Company’s consolidated financial statements for the year ended December 31, 2006, (2) the Company filed its Form 10-K on March 15, 2007, and (3) as a result of the foregoing, the Company’s previously reported dismissal of KPMG as its independent registered public accounting firm became effective on March 15, 2007 when the Company filed its Form 10-K for the year ended December 31, 2006.

In accordance with Item 4.01 of Form 8-K and Item 404 of Regulation S-K, the Company provided KPMG with a copy of its disclosures contained in the Second Amendment and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in the Second Amendment. On March 26, 2007, the Company received KPMG’s response letter, a copy of that letter is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Item No.	Description of Exhibit

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated March 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date: March 26, 2007	By:	/s/ J. Kimbrough Davis
J. Kimbrough Davis,
Executive Vice President and Chief Financial Officer